SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2005

Date of Report
(Date of earliest event reported)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        The information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.

        AutoZone, Inc. (the “Company”) has other commercial relationships with certain parties to the Credit Agreements described in Item 2.03. Fleet National Bank is the administrative agent, and several of the lenders are also lenders, under AutoZone’s $300 million term loan dated December 23, 2004. Additionally, from time to time, several of the lenders or their affiliates furnish general financing and banking services to AutoZone.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        Effective May 3, 2005, the termination date of the Amended and Restated 364-Day Credit Agreement dated as of May 17, 2004, among AutoZone, Inc., as Borrower, the several Lenders from time to time party thereto, and Fleet National Bank as Administrative Agent (the “364-Day Credit Facility) was extended for an additional period of 364 days, to May 15, 2006. Also effective May 3, 2005, by letter dated April 26, 2005, the termination date of the Company’s Amended and Restated 5-Year Credit Agreement dated as of May 17, 2004, among AutoZone, Inc., as Borrower, the several Lenders from time to time party thereto, and Fleet National Bank as Administrative Agent (the “5-Year Credit Facility”) was extended for an additional period of one year, to May 17, 2010.

        The 5-Year Credit Agreement and the 364-Day Credit Agreement are exhibits to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 7, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By:	/s/ Michael G. Archbold Michael G. Archbold Executive Vice President and Chief Financial Officer Customer Satisfaction

Dated: May 6, 2005